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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                October 15, 2004

                Date of Report (Date of earliest event reported)

                            OSI PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                    0-15190               13-3159796
        --------------               -----------           --------------
(State or other jurisdiction of      (Commission          (I.R.S. Employer
        incorporation)               File Number)        Identification No.)


                              58 SOUTH SERVICE ROAD

                               MELVILLE, NY 11747
                          ----------------------------
                    (Address of principal executive offices)

                                 (631) 962-2000
                            ------------------------
              (Registrant's telephone number, including area code)

                                       N/A
                                ----------------
                         (Former name or former address,
                         if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.06  MATERIAL IMPAIRMENT

         On October 15, 2004, management of OSI Pharmaceuticals, Inc. (the "Company") determined that it will be necessary to record an impairment charge as of September 30, 2004 related to its intangible asset for exclusive distribution rights to the marketed product, Gelclair(R), a bioadherent oral gel for the relief of pain associated with oral mucositis, a frequent side-effect of chemotherapy, in North America.

         The Company assesses the potential impairment of its long-lived assets, under the provision of Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets". SFAS No. 144 indicates that long-lived assets such as our Gelclair(R) intangible asset should be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In performing such recoverability test in connection with the preparation of our annual financial statements, the Company determined that the total of the expected future undiscounted cash flows directly related to the Gelclair(R) asset was less than the carrying value of the Gelclair(R) asset. As a result an impairment charge was required. The amount of the impairment charge represents the difference between the fair value of the intangible asset and its associated carrying value. The Company calculated the fair value of the intangible asset using discounted cash flows. The discounted cash flows calculation was made utilizing various assumptions and estimates regarding future revenues and expenses, cash flow and discount rates. Based on these calculations, the Company determined that an impairment charge of approximately $24.6 million, which represented the full unamortized balance of the Gelclair(R) intangible asset, was necessary as of September 30, 2004.

         The impairment charge is non-cash and will not result in future cash expenditures. The impairment charge resulted from both the recent discontinuance of discussions with a replacement dental partner to Butler, and slower than originally expected sales growth in the oncology marketplace following the re-launch of the product in October 2003. In accordance with SFAS No. 144, these events indicated that the carrying value of the Gelclair(R) intangible should be tested for recoverability. The revised forecast indicated a period of continuing losses associated with the sales and distribution of Gelclair(R). In addition to the impairment charge related to the Gelclair(R) intangible asset, the Company also expects to record a provision for obsolete inventory, for both inventory on hand and additional committed inventory purchases, that the Company considers to be in excess of forecasted future demand based on the expiration dates of the product. The Company is currently in the process of quantifying the impact of the potential inventory write off, which the Company expects to be material.

         Despite the impairment charge, the Company believes that Gelclair(R) is a useful product for the treatment of oral mucositis, and the Company expects to continue to sell the product in the oncology market and pursue its efforts of identifying a marketing partner for the dental market.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 21, 2004               OSI PHARMACEUTICALS, INC.


                                      By:    /s/ Robert L. Van Nostrand
                                           -------------------------------------
                                           Robert L. Van Nostrand
                                           Vice President and Chief Financial
                                           Officer (Principal Financial Officer)


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